EXHIBIT (3c)

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                          PRUCO LIFE INSURANCE COMPANY

                        Action by Executive Committee of
                    Board of Directors by Unanimous Consent

     Pursuant to Section 4.12 of Article IV of the By-Laws of Pruco Life Insurance Company, an Arizona corporation, and under Section 10.044 of the Arizona General Corporation Law, the undersigned being all of the regular members of the Executive Committee of the Board of Directors of such Company, hereby consent to and adopt the following resolution:

R-366                   Establishment of Separate Account
                        ---------------------------------

          RESOLVED, that the Company hereby establishes pursuant to Section 20-651 of the Arizona Insurance Code, a variable contract account to be designated initially as the "Pruco Life Real Property Account" and which may eventually be designated "The Prudential Real Property Account of Pruco Life Insurance Company" (hereinafter in these resolutions referred to as the "Account"); and

          FURTHER RESOLVED, that the Account will invest primarily in income producing fee interests in real estate and will serve as an additional investment option for owners of all of the individual variable life insurance and annuity contracts which the Company issues and, to the extent permitted by law, as an investment option for owners of certain individual variable life and annuity contracts which affiliates of the Company issue (said individual variable contracts hereinafter in these resolutions referred to as "Variable Contracts"); and

          FURTHER RESOLVED, that the Company shall receive and hold in the Account amounts arising from (i) purchase payments received made pursuant to the Variable Contracts and (ii) such assets of the Company (and affiliates) as the proper officers of the Company may deem prudent and appropriate to have invested in the same manner as the assets applicable to its reserve liability under the Variable Contracts and lodged in the Account, and such amounts and the dividends, interest and gain produced thereby shall be invested and reinvested, subject to the rights of the holders of



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     such Variable Contracts, in shares in the Account at the net asset value of such shares at the time of acquisition; and

          FURTHER RESOLVED, that interests in the Account shall be registered under the Securities Act of 1933 ("the Act"), and that proper officers of the Company be and they hereby are authorized to sign and file, or cause to be filed, with the Securities and Exchange Commission a registration statement, on behalf of the Account, as registrant, under the Act ("1933 Act Registration"); and

          FURTHER RESOLVED, that the proper officers of the Company are authorized and directed to sign and file, or cause to be filed, such amendment or amendments of such 1933 Act Registration as they may find necessary or advisable from time to time; and

          FURTHER RESOLVED, that the signature of any director or officer required by law to affix his signature to such 1933 Act Registration or to any amendment thereof, may be affixed by said director or officer personally, or by an attorney-in-fact duly constituted in writing by said director or officer to sign his name thereto; and

          FURTHER RESOLVED, that the Senior Vice President and General Counsel of the Company is appointed agent of the Company to receive any and all notices and communications from the Securities and Exchange Commission relating to such 1933 Act Registration; and

          FURTHER RESOLVED, that the proper officers of the Company are authorized and directed to sign and file or cause to be filed, such periodic reports under the Securities Exchange Act of 1934 respecting the Account as they may find necessary or advisable from time to time; and

          FURTHER RESOLVED, that the proper officers of the Company be and they hereby are authorized to take whatever steps that may be necessary or desirable to comply with such of the laws and regulations of the several states as may be applicable to the establishment of the Account and sale of the Variable Contracts of the Company and its affiliates; and

          FURTHER RESOLVED, that the proper officers of the Company be and they hereby are authorized, in the name and on behalf of the Company, to execute and deliver




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     such corporate documents and certificates and to take such further action as may be necessary or desirable, including, buy not limited to, the payment of applicable fees, in order to effectuate the purposes of the foregoing resolutions or any of them.


August 27, 1986


                                             /s/ [SPECIMEN]
                                             ----------------------------------
                                             Robert P. Hill


                                             /s/ [SPECIMEN]
                                             ----------------------------------
                                             Joseph J. Melone


                                             /s/ [SPECIMEN]
                                             ----------------------------------
                                             Donald G. Southwell



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